UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2025

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41644	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OPXS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure required by this item is incorporated by reference to Item 5.03 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 11, 2025, the Board of Directors (the “Board”) of Optex Systems Holdings, Inc. (the “Company”) appointed Chad George as the Company’s new President. Danny Schoening will continue to serve in the position of Chairman and Chief Executive Officer.

Mr. George, 48, has spent 20 years in senior operations and supply chain roles in the defense sector. Between January 2022 and August 2025, he served as Vice President of Operations and Supply Chain at Leonardo DRS, where he played a key role in streamlining production processes and enhancing strategic sourcing capabilities. Previously, he worked as Factory Manager and Operations Leader at Raytheon from April 2009 through March 2021. He holds a Bachelor’s Degree in Industrial Engineering from Oklahoma State University and a Master of Business Administration from the University of Texas at Dallas.

In connection with the appointment, the Company entered into an employment agreement with Mr. George effective August 11, 2025. Pursuant to the agreement, Mr. George will serve as the Company’s President through July 1, 2028. Thereafter, the term of the agreement will automatically extend for successive additional 12-month periods unless Mr. George or the Company provides written notice of termination at least 90 days prior to the end of the term then in effect. Mr. George’s initial annual base salary under the new agreement is $300,000. Mr. George’s base salary will be increased at 3.5% annually in accordance with the then-current Company policy.

Mr. George will be eligible for a performance bonus based upon a one-year operating plan adopted by the Company’s Board. The bonus will be based on financial and/or operating metrics decided annually by the Board or the Compensation Committee and tied to such one-year plan. The target bonus will equate to 30% of Mr. George’s base salary. The Board will have discretion in good faith to alter the performance bonus upward or downward by 20%. Mr. George is entitled to 200 hours paid vacation and paid time off (PTO) each year and all other benefits accorded to our other senior executives.

The employment agreement may be terminated by either party upon written notice. Other events of termination consist of: (i) death or permanent disability of Mr. George; (ii) termination by the Company for cause (including in connection with the conviction of a felony, commission of fraudulent, illegal or dishonest acts, certain willful misconduct or gross negligence, continued failure to perform material duties or cure material breach after written notice, violation of securities laws and material breach of the employment agreement), (iii) termination by the Company without cause and (iv) termination by Mr. George for good reason (including continued breach by the Company of its material obligations under the agreement after written notice, the requirement for Mr. George to move more than 100 miles away for his employment without consent, and merger or consolidation that results in more than 66% of the combined voting power of the Company’s then outstanding securities or those of its successor changing ownership or a sale of all or substantially all of its assets, without the surviving entity assuming the obligations under the agreement). For a termination by the Company for cause or upon death or permanent disability of Mr. George, Mr. George will be paid accrued and unpaid salary and any bonus earned through the date of termination. For a termination by the Company without cause or by Mr. George with good reason, Mr. George will also be paid six months’ base salary in effect.

In connection with Mr. George’s appointment, the Board granted him 10,000 shares of restricted stock under an exemption from registration effective August 11, 2025, which will vest on January 1, 2026.

The foregoing description of the employment agreement is only a summary, does not purport to be complete, and is qualified in its entirety by the terms of the agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 10, 2025, the Board of Directors of Optex Systems Holdings, Inc. (the “Company”) amended the Company’s Bylaws as described below.

LOCATION WITHIN BYLAWS	DESCRIPTION OF CHANGE
Art. II – Meetings of Shareholders

A new Section 5 was added containing deadlines and procedural requirements for shareholders to follow in making (i) proposals for consideration at an annual meeting, (ii) nominations for directors to be elected at an annual meeting, and (iii) nominations for directors to be elected at a special meeting. The deadlines in (i) and (ii) are consistent with the deadlines that have been disclosed in the Company’s proxy statement in previous years. Section 5 also contains a reminder that shareholders wishing to rely on Rule 14a-8 under the Securities Exchange Act of 1934, as amended (inclusion of shareholder nominees on the Company’s proxy card) or Rule 14a-19 under such act (reliance on universal proxy rules) must also comply with those respective rules.

Section 8 was amended to clarify that the voting thresholds in the Bylaws can be preempted by different thresholds in the Company’s Certificate of Incorporation.

Art. V – Officers

A new Chief Executive Officer position is created, allowing for the offices of Chief Executive Officer and President to be held by different individuals, with the Chief Executive Officer being the principal executive officer of the Company.

Art. VIII – Indemnification	A new Article VIII was added to provide for indemnification of directors and officers to the fullest extent permitted by Delaware law.

Art. IX – Miscellaneous

A new Section 5 was added to ensure that any derivative actions, any actions asserting a claim of breach of fiduciary duty, and any actions arising out of Delaware law, the Company’s Certificate of Incorporation or Bylaws, among others, are brought in Delaware Chancery Court or, if not possible there, federal district court in Delaware. This section also provides that securities class actions arising under applicable federal securities laws can only be brought in federal court.

The foregoing description of the amendment is only a summary, does not purport to be complete, and is qualified in its entirety by the text of the Company’s Amended and Restated Bylaws, which is filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.0l Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Optex Systems Holdings, Inc., effective August 10, 2025
10.1	Employment Agreement of Chad George, effective August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: August 11, 2025